EXHIBIT 10.13
DESCRIPTION OF COMMON STOCK
The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 125,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2019, there were 22,142,143shares of common stock issued and outstanding.
Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval. Maryland law provides that none of our stockholders is personally liable to our creditors for any of our obligations solely as a result of that stockholder’s status as a stockholder.
Voting Rights of Common Stock
Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess the exclusive voting power. Our directors are elected by plurality. There is no cumulative voting in the election of directors or otherwise, which means that the holders of a majority of the outstanding shares of common stock, voting as a single class, can elect all of the directors then standing for election.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, transfer all or substantially all of its assets or engage in a share exchange unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph, except that the charter requirement for a two-thirds vote to remove directors may be amended only with approval of two-thirds of the votes entitled to be cast.
Dividends, Liquidation and Other Rights
All shares of common stock offered by this prospectus will be duly authorized, fully paid and non- assessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.
Holders of our shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.
Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of our stock (including preferred stock), to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to

EXHIBIT 10.13
dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Further, our charter permits our board of directors, without stockholder action, to amend our charter to increase or decrease the aggregate number of shares of our stock with the number of shares of any class or series of stock that we have authority to issue.
Power to Issue Additional Shares of Common Stock and Preferred Stock
We believe that the power of our board of directors to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.
DESCRIPTION OF PREFERRED STOCK
The following summary description of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 25,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and with rights, preferences, privileges and restrictions that our board of directors may fix or designate without any further vote or action by our stockholders.
Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board will be required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest. No shares of our preferred stock are outstanding, and we have no present plans to issue any preferred stock.
Terms
When we issue preferred stock, it will be fully paid and nonassessable. The preferred stock will not have any preemptive rights.
Articles supplementary that will become part of our charter will set forth the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:
•the title and stated value;
•the number of shares, liquidation preference and offering price;

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•the dividend rate, dividend periods and payment dates;
•the date on which dividends begin to accrue or accumulate;
•any auction and remarketing procedures;
•any retirement or sinking fund requirement;
•the price and the terms and conditions of any redemption right;
•any listing on any securities exchange;
•the price and the terms and conditions of any conversion or exchange right;
•any voting rights;
•the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;
•any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;
•any limitations on direct or beneficial ownership and restrictions on transfer; and
•any other specific terms, preferences, rights, limitations or restrictions.
Restrictions on Ownership and Transfer; Change of Control Provisions
As discussed under “Restrictions on Ownership and Transfer,” our charter contains restrictions on ownership and transfers of our capital stock. In addition, the articles supplementary designating the terms of each series of preferred stock may also contain additional provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will describe any additional ownership limitation relating to a series of preferred stock.
For a discussion of provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see “Certain Provisions of Maryland Law and our Charter and Bylaws.”